EXHIBIT 10.6
                                                                    ------------

                                SPECTRASITE, INC.
                           2003 EQUITY INCENTIVE PLAN


                                     PURPOSE

         The SpectraSite, Inc. 2003 Equity Incentive Plan is established to promote the interests of SpectraSite, Inc. and its shareholders by attracting and retaining exceptional officers and management of SpectraSite, Inc. and its subsidiaries and enabling such individuals to participate in the long-term growth and financial success of SpectraSite, Inc.


                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

         The following definitions shall be applicable throughout the Plan:

                  (a) "AWARD" means, individually or collectively, any Option or any other grant of an equity interest in the Company as indicated in
Section 4.2 of the Plan.

                  (b) "AWARD AGREEMENT" means a written agreement between the Company and an Optionee or Participant with respect to an Award granted under the Plan.

                  (c)      "BOARD" means the Board of Directors of the Company.

                  (d) "CAUSE" means the Participating Company Group having "cause" to terminate a Participant's employment or service, as defined in any existing employment, consulting or any other agreement between the Participant and the Participating Company Group, or, in the absence of such an employment, consulting or other agreement, upon:

                           (i)     the conviction of a felony involving an act
of fraud, embezzlement or theft in connection with one's duties or otherwise in the course of one's employment with the Participating Company Group;

                           (ii)    the intentional and wrongful damaging of
property, contractual interests or business relationships of the Participating Company Group;

                           (iii)   the intentional and wrongful disclosure of
secret processes or confidential information of the Participating Company Group in violation of an agreement with or a policy of the Participating Company Group; or

                           (iv)    intentional conduct contrary to the
Participating Company Group's announced policies or practices (including those contained in the Company's Employee Handbook) where either: (a) the nature and/or severity of the conduct or its consequences typically would have resulted in immediate termination based on the Company's established employee termination

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or disciplinary practices in place; or (b) the employee has been provided with written notice detailing the relevant policy or practice and the nature of the objectionable conduct or other violation, and within 20 business days of the receipt of such notice the employee has not remedied the violation or ceased to engage in the objectionable conduct.

                  (e) "CHANGE OF CONTROL" means the occurrence of any one of the following events:

                           (i)     any person, as such term is used in Sections
13(d) and 14(d) of the 1934 Act, other than one or more "Permitted Holders" (as defined below), is or becomes the beneficial owner, as defined in 1934 Act Rules 13d-3 and 13d-5, except that for purposes of this paragraph (i) such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 35% of the total voting power of the Company's "Voting Stock" (as defined below); provided, however, that there shall not be a "Change of Control" unless the Permitted Holders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the Company's Voting Stock than such other person, and do not have the right or ability, by voting power, contract, or otherwise, to elect or designate for election, a majority of the Board. For purposes of this paragraph (i), (A) such other person shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the parent entity's Voting Stock, and the Permitted Holders beneficially own, directly or indirectly, in the aggregate, a lesser percentage of the total voting power of the parent entity's Voting Stock than such other person, and do not have the right or ability, by voting power, contract or otherwise, to elect, or designate for election, a majority of the parent entity's board of directors, and (B) the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity held by any other parent entity, so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate, a majority of the voting power of the parent entity's Voting Stock;

                           (ii)    during any period of two consecutive years,
individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the Company's directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board then in office;

                           (iii)   the merger or consolidation of the Company
with or into another person or the merger of another person with or into the Company, other than a transaction following which the holders of securities that represented 100% of the aggregate voting power of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, at least a majority of the aggregate voting power of the Voting Stock of the surviving person immediately after such transaction in

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substantially the same proportion that such holders held the aggregate voting power of the Voting Stock of the Company immediately prior to such transaction;
or

                           (iv)    the sale of all or substantially all of the
Company's assets to another person, other than one or more Permitted Holders or an entity owned by one or more Permitted Holders.

The transactions occurring on or about the Effective Date under the Reorganization Plan shall not constitute a "Change of Control" for purposes of the Plan.

                  (f) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any rules or regulations promulgated under such section.

                  (g) "COMMITTEE" means the Compensation Committee of the Board or, if no such committee shall exist, any members of the Board who are appointed by the Board to constitute the Committee, or, if no such committee shall exist and no members of the Board have been so appointed, the Board.

                  (h) "COMPANY" means SpectraSite, Inc. and any successor corporations thereto.

                  (i) "DEFERRED STOCK" means an Award granted by the Committee pursuant to Section 7.3 of the Plan that awards Shares to a Participant after the expiration of a period of time and otherwise subject to certain restrictions imposed by the Committee.

                  (j) "DISABILITY" means a Participant's experiencing a "Disability" under any employment, consulting or other agreement between the Participant and the Participating Company Group, or in the absence of any such employment, consulting or other agreement, upon a Participant's inability to perform his or her duties on account of disability or incapacity for a period of one hundred eighty (180) or more days, whether or not consecutive, within any period of twelve (12) consecutive months.

                  (k) "DIVIDEND EQUIVALENT" means an Award granted by the Committee pursuant to Section 7.2 of the Plan that consists of the right to payment of dividends with respect to Shares of the Company.

                  (l) "EFFECTIVE DATE" means the Effective Date (as defined in the Reorganization Plan).

                  (m) "EMPLOYEE" means any individual in an employment relationship with the Company or any Parent Corporation or Subsidiary of the Company.

                  (n) "FAIR MARKET VALUE" on a given date means (i) if the Shares are listed on a national securities exchange, the mean between the highest and lowest sale

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prices reported as having occurred on the primary exchange with which the Shares are listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any national securities exchange but are quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a national securities exchange nor quoted in NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Shares accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

                  (o) "GOOD REASON" means, unless any existing employment, consulting or any other agreement between the Participant and the Participating Company Group contains a different definition of "Good Reason," that an Employee shall have made a good faith determination that one or more of the following has occurred: (i) any significant and adverse change in the Employee's duties, responsibilities or authority following a Change in Control, as compared in each case to the corresponding circumstances in place on the day preceding the Change of Control; (ii) a relocation of the Employee's principal work location following a Change in Control as established on the day preceding the Change of Control to a location that is more than 30 miles away from such location; (iii) a reduction in the Employee's salary or bonus potential following a Change in Control that is not in either case agreed to by the Employee, or any other significant adverse financial consequences associated with the Employee's employment as compared to the corresponding circumstances in place on the day preceding the Change of Control; or (iv) a breach by a member of the Participating Company Group of its obligations under any agreement to which the member of the Participating Company Group and the Employee are parties that is not cured within 20 business days following the member of the Participating Company Group's receipt of a written notice from the Employee specifying the particulars of such breach in reasonable detail.

                  (p) "IMMEDIATE FAMILY" means, with respect to an Optionee or a Participant, the Optionee's or Participant's spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).

                  (q) "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of Section 422(b) of the Code.

                  (r) "INDEPENDENT DIRECTOR" shall mean a member of the Board who is both an "outside director" within the meaning of Section 162(m) of the Code, and a "non-employee director" within the meaning of Rule 16b-3.

                  (s) "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereby.

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                  (t)      "NON-QUALIFIED OPTION" means an Option that is not an
Incentive Stock Option.

                  (u)      "OPTION" means a stock option awarded under Section
4.2 of the Plan and includes both Non-Qualified Options and Incentive Stock Options to purchase Shares.

                  (v) "OPTIONEE" means an individual so designated in an Option Agreement who has been granted an Option by the Company pursuant to this Plan.

                  (w) "OPTION AGREEMENT" means an Award Agreement between the Company and an Optionee with respect to an Option.

                  (x) "PARENT CORPORATION" means a corporation with ownership interest in the Company in accordance with Section 424(e) of the Code.

                  (y) "PARTICIPANT" means an individual who has been granted an Award under this Plan other than an Option.

                  (z) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary thereof, which together shall be collectively referred to as the "Participating Company Group."

                  (aa) "PERFORMANCE AWARDS" means Awards granted by the Committee to a Participant pursuant to Section 7.1 of the Plan, which are conditioned on the satisfaction of certain performance criteria determined by the Committee.

                  (bb) "PERMITTED HOLDERS" means Apollo Management V L.P., Capital Research and Management Company, Conseco Capital Management, Fidelity Management & Research Co. and Oaktree Capital Management LLC and any investment fund or account managed by any of the foregoing.

                  (cc) "PLAN" means the SpectraSite, Inc. 2003 Equity Incentive Plan.

                  (dd) "Reorganization Plan" means the Plan of Reorganization of SpectraSite Holdings, Inc. under Chapter 11 of the Bankruptcy Code, as confirmed by an order entered on January 28, 2003 by the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division, as it may be amended from time to time.

                  (ee) "RESTRICTED PERIOD" means the period during which Restricted Stock remains subject to the restrictions described in Section 6 of the Plan, as described in Section 6.2 of the Plan.

                  (ff) "RESTRICTED STOCK" means an Award of Shares granted under Article 6 of the Plan.

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                  (gg)     "RESTRICTED STOCK AGREEMENT" means a written
agreement between the Company and a Participant with respect to an Award of Restricted Stock.

                  (hh) "RULE 16B-3" means Securities and Exchange Commission Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or similar function.

                  (ii) "SHARES" means the issued and outstanding shares of common stock of the Company.

                  (jj) "STOCK APPRECIATION RIGHT" means an Award granted to a Participant pursuant to Section 7.4 of the Plan which allows for the payment of cash on the appreciation of the value of Shares.

                  (kk) "SUBSIDIARY" means a corporation in which the Company has an ownership interest in accordance with Section 424(f) of the Code.

                  (ll) "VOTING STOCK" of a person means all classes of capital stock or other interests, including partnership interests, of such person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.


                                    ARTICLE 2
                                 ADMINISTRATION
                                 --------------


         2.1 PLAN ADMINISTRATION GENERALLY. The Plan shall be administered by the Committee having such powers as shall be specified by the Board, or as are delineated below. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any Award granted under the Plan shall be determined by the Committee in its sole discretion, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Award.

         2.2 MAKE-UP OF COMMITTEE. Unless the Board determines otherwise, the Committee shall consist solely of two or more Independent Directors. Notwithstanding the foregoing, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either
(a) not then "covered employees," within the meaning of Section 162(m) of the Code and are not expected to be "covered employees" at the time of recognition of income resulting from such award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the 1934 Act.

         2.3 POWER OF THE BOARD OVER THE COMMITTEE. The Board may abolish the Committee at any time, or otherwise assume responsibility for the administration of

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the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

         2.4 DELEGATION BY COMMITTEE. The Committee may delegate to any officer of the Participating Company Group the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to (i) "covered employees" under Code Section 162(m) and (ii) persons subject to
Section 16 of the 1934 Act.


                                    ARTICLE 3
                                   ELIGIBILITY
                                   -----------

         Awards may be granted to employees (including officers) and directors of the Participating Company Group as well as to individuals who are rendering services as consultants, advisors, or otherwise as independent contractors to the Participating Company Group. The Committee, in its sole discretion, shall determine which persons shall be granted Awards. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The following individuals are eligible to receive only Non-Qualified Stock Options: consultants, advisors, independent contractors and directors (unless a director is also an employee of a Participating Company).


                                   ARTICLE 4
                        SHARES AND AWARDS UNDER THE PLAN
                        --------------------------------

         4.1 SHARES SUBJECT TO THE PLAN. Awards shall be made with respect to Shares of the Company and shall be subject to adjustment as provided in
Section 9.5 below. The maximum number of Shares which may be issued under the Plan shall be 3,000,000. In the event that any outstanding Award for any reason expires or is terminated or canceled and/or Shares subject to repurchase are repurchased by the Company, the Shares allocable to the unexercised portion of such Award, or such repurchased Shares, may again be subject to an Award. The Committee shall maintain a record of Shares subject to outstanding Awards under the Plan and the exercise price of such Awards, plus a record of all Shares issued upon the exercise of such Awards and the terms of such Awards.

         4.2 TYPES OF AWARDS UNDER THE PLAN. The following types of Awards are available under the Plan, subject to the Committee's discretion:

                  (a) Options (Non-Qualified Stock Options and Incentive Stock Options)

                  (b)      Restricted Stock

                  (c)      Performance Awards

                  (d)      Dividend Equivalents

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                  (e)      Deferred Stock

                  (f)      Stock Appreciation Rights

                  (g)      Other Stock-based Awards described in Section 7.5


                                    ARTICLE 5
                                  STOCK OPTIONS
                                  -------------

         5.1 TERMS, CONDITIONS AND FORM OF OPTIONS. Subject to the provisions of the Plan, the Committee shall determine for each Option (which need not be identical) the number of Shares for which the Option is granted, whether the Option is to be treated as an Incentive Stock Option or as a Non-Qualified Stock Option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

                  (a) OPTION PRICE. The exercise price for each Option shall be established in the sole discretion of the Committee; provided, however, that (i) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a Share on the date of the granting of the Incentive Stock Option and (ii) the exercise price per share of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a "Ten Percent Owner Optionee") shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted by the Committee in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another Incentive Stock Option in a manner qualifying with the provisions of Section 424(a) of the Code. Nothing herein above shall require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted. Notwithstanding the above, the exercise price for any Option granted as of the Effective Date shall equal the average of the closing prices per Share on the primary exchange on which the Shares are listed on the first twenty days of trading following the Effective Date.

                  (b) EXERCISE PERIOD OF OPTIONS. The Committee shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option.

                  (c) PAYMENT OF OPTION PRICE. Payment of the option price for the number of Shares being purchased pursuant to any Option shall be made by: (i) cash, (ii) check or cash equivalent, (iii) with the consent of the Committee, delivery or attestation of ownership of a number of Shares which have been owned by the Optionee for at least six months (or such other period as necessary to prevent an accounting

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charge) (or purchased on the open market) with a Fair Market Value equal to the exercise price, (iv) with the consent of the Committee, delivery of a stock power and instructions to a broker to sell a sufficient number of Shares subject to the Option to pay such exercise price (to the extent the Committee determines it would not result in a violation of the Sarbanes-Oxley Act of 2002), or (v) with the consent of the Committee, promissory note (to the extent the Committee determines it would not result in a violation of the Sarbanes-Oxley Act of
2002).

                  (d) $100,000 LIMITATION. The aggregate Fair Market Value, determined as of the date on which an Incentive Stock Option is granted, of the Shares with respect to which Incentive Stock Options (determined without regard to this subsection) are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a Non-Qualified Stock Option to the extent of such excess.

                  (e) ANNUAL LIMIT. No individual may be granted in any calendar year Options to purchase more than 1,000,000 Shares. This Share amount is subject to adjustment under Section 9.5 and is subject to the Plan maximum under Article 4.

         5.2 RELOAD OPTIONS. Concurrently with the award of Options, the Committee may award reload options ("Reload Options") to the Optionee to purchase, for cash or Shares, a number of Shares. The number of Reload Options shall equal (i) the number of Shares used to exercise the underlying Options, and (ii) to the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the underlying Options. The grant of a Reload Option will become effective upon the exercise of the underlying Options where payments due upon exercise of the Options are made in the form of Shares. Notwithstanding the fact that the underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an Incentive Stock Option.

                  (a) Unless an Option Agreement specifically states that the Committee has awarded Reload Options with respect to the underlying Options, none shall be deemed to have been awarded. Upon the exercise of an underlying Option, the Reload Option will be evidenced by an amendment to the underlying Option Agreement.

                  (b) The exercise price per Share deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a Share on the date the grant of the Reload Option becomes effective.

                  (c) Each Reload Option is fully exercisable twelve months from the effective date of grant, subject to earlier termination in accordance with the terms of the Reload Option. The term of each Reload Option shall be equal to the remaining term (if any) of the underlying Option. No Reload Options shall be granted following the termination of an Optionee's employment.

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                  (d)      The provisions applicable to Options in this Article
5 shall be equally applicable to all Reload Options.

         5.3 VOLUNTARY SURRENDER. The Committee may permit the voluntary surrender of all or any portion of any Non-Qualified Option and its corresponding Stock Appreciation Right, if any, granted under the Plan to be conditioned upon the granting to the Participant of a new option for the same or a different number of shares as the option surrendered or require such voluntary surrender as a condition precedent to a grant of a new Option to such Participant. Such new Option shall be exercisable at an option price, during an exercise period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the option price, exercise period, or any other terms and conditions of the Non-Qualified Option surrendered.


                                    ARTICLE 6
                                RESTRICTED STOCK
                                ----------------

         6.1 AWARDS OF RESTRICTED STOCK. Awards of Restricted Stock may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve, including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such Restricted Stock during the Restricted Period and the requirement that the Participant forfeit such Restricted Stock back to the Company without any consideration paid by the Company therefor upon failure to satisfy the applicable performance goals within the Restricted Period. Restricted Stock may be granted alone or in addition to other Awards under the Plan. The grant of any Restricted Stock by the Company shall be evidenced by a Restricted Stock Agreement.

         6.2 RESTRICTED PERIOD. The Committee shall establish the Restricted Period with respect to each Award of Restricted Stock. The Committee may, in its sole discretion, at the time an Award of Restricted Stock is made, prescribe conditions for the lapse or termination of all or a portion of the restrictions upon the satisfaction of performance goals prior to the expiration of the Restricted Period. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the Restricted Stock. Restricted Stock that is not yet vested may, with the consent of the Committee, be transferred by a Participant to members of the Participant's Immediate Family or to a trust, partnership, or other entity for the benefit of the Participant and/or members of the Participant's Immediate Family, but may not otherwise be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or encumbered. Except as otherwise provided in a Participant's Restricted Stock Agreement, or in any other written agreement between the Participant and the Company, a Participant shall cease vesting in all or any portion of an Award of Restricted Stock as of the date of his termination of employment for whatever reason. Any Awards of Restricted Stock that are not vested as of the date of such termination shall be forfeited, provided the Committee may, in its discretion, provide that a Participant whose employment is terminated by the Company without Cause (including as a result of death

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or Disability) and/or following a Change of Control may vest in all or any portion of his Award of Restricted Stock. Any Awards of Restricted Stock not so vested shall be forfeited.

         6.3 RIGHTS OF HOLDERS OF RESTRICTED STOCK. Except as otherwise provided by the Committee under any Restricted Stock Agreement or except for the restrictions described in Section 6.2, the Participant shall be the owner of the Restricted Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Restricted Stock and the right to vote such Restricted Stock.

         6.4 DELIVERY OF RESTRICTED STOCK. Restricted Stock awarded to a Participant under the Plan may be held under the Participant's name in a book entry account maintained by the Company or, if not so held, stock certificates for Restricted Stock awarded pursuant to the Plan may be registered in the name of the Participant and issued and deposited, together with a stock power endorsed in blank, with the Company or an agent appointed by the Company and shall bear an appropriate legend restricting the transferability thereof. Subject to Section 9.2 below, a Participant shall be entitled to delivery of stock certificates only when they become vested in accordance with the terms of his or her Award and upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee.

         6.5 FORFEITURES. Any Shares of Restricted Stock which are forfeited shall become the property of the Company and shall again immediately become available for award under the Plan and all of the rights of such Participant to such Restricted Stock and all rights as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.


                                    ARTICLE 7
                                ADDITIONAL AWARDS
                                -----------------

         7.1 PERFORMANCE AWARDS. The Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

                  (a) AWARDS AND CONDITIONS. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

                  (b) OTHER TERMS. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee.

         7.2 DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants. These awards shall consist of the right to the payment of amounts equal to the value of dividends that may be paid with respect to Shares in the future. The Committee may provide that Dividend Equivalents shall be

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paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.

         7.3 DEFERRED STOCK. The Committee is authorized to grant Deferred Stock to Participants, on the following terms and conditions:

                  (a) AWARD AND RESTRICTIONS. Subject to Section 9.2, delivery of Shares will occur upon expiration of the deferral period specified in the Deferred Stock agreement by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine and set forth in the Deferred Stock agreement.

                  (b) FORFEITURE. Except as otherwise provided by the Committee in a Participant's Deferred Stock agreement or any other written agreement between a Participant and the Company, upon termination of employment during the applicable deferral period, as provided in the Deferred Stock agreement, all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Deferred Stock agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes (other than for Cause), and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

         7.4 STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

                  (a) RIGHT TO PAYMENT. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive payment in cash, upon exercise of a Stock Appreciation Right, an amount equal to the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise or Change of Control) over (ii) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right.

                  (b) OTHER TERMS. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Such Stock Appreciation Rights shall be evidenced by agreements in such form as the Committee shall from time to time approve.

         7.5 BONUS AND OTHER SHARE-BASED AWARDS. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights, and Awards valued by reference to book value of Shares or the value of securities of or the performance of a Participating Company. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 7.5 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

         7.6 PERFORMANCE-BASED AWARDS. Performance Awards, performance-based Restricted Stock, and certain other Share-based Awards subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m) and the regulations thereunder. As selected by the Committee, the performance goal shall be the attainment of one or more of the preestablished amounts of EBITDA, sales revenue, net income, operating income, cash flow, return on assets, return on equity, return on capital or total shareholder return of the Company or any subsidiary or division thereof. The payout of any such Award to a Participant may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the Committee. The payout or vesting (as applicable) of any such Award shall be made only following the certification by the Committee of the attainment of the applicable performance criteria.

         7.7 MAXIMUM INDIVIDUAL AWARDS. No individual may be granted in any calendar year more than 1,000,000 Shares subject to any combination of Performance Awards, Restricted Stock, or other Share-based Awards subject to performance criteria. The Share amounts in this Section 7.7 are subject to adjustment under Section 9.5 and are subject to the Plan maximum under Article 4.


                                    ARTICLE 8
                                CHANGE OF CONTROL
                                -----------------

         The Committee shall have the power to provide in each Award Agreement the treatment or disposition of any Award upon a Change of Control, including, without limitation, providing for vesting upon the occurrence of a Change of Control, providing that an Award shall not become vested upon a Change of Control, providing for vesting upon termination of employment following a Change of Control, providing for vesting upon termination of employment in anticipation of a Change of Control, providing for the surrender or substitution of any Award for consideration in connection with a Change of Control, or providing for the payment of any amounts in connection with any Awards as the result of a Change of Control.

                                   ARTICLE 9
                   ADDITIONAL PROVISIONS APPLICABLE TO AWARDS
                   ------------------------------------------

         9.1 AWARD AGREEMENTS. Each Award granted hereunder shall be evidenced by a written Award Agreement that shall specify the number of Shares subject to the Award, the installments, if any, in which the Award shall vest and become exercisable, the date of the expiration of such Award, and such other terms and conditions as the Committee shall determine.

         9.2      ISSUANCE OF SHARES.

                  (a) As soon as practicable after the exercise of an Option or settlement of any other Award, including full payment for the Shares purchased pursuant thereto and the satisfaction of any tax withholding liability arising with respect to the settlement of any Award, the Company shall duly issue such Shares to the Optionee/Participant and shall cause to be delivered to the Optionee/Participant a stock certificate or certificates representing such Shares and bearing such restrictive legends as the Committee may deem necessary or appropriate to ensure compliance with all applicable laws, rules and regulations.

                  (b) Notwithstanding anything to the contrary contained herein, the Company may, in its discretion, defer for not more than six (6) months the issuance and delivery of Shares otherwise deliverable hereunder until completion of the process of listing the Shares on a national exchange or the filing, registration or other qualification of the Shares under any state or federal law, rule or regulation as the Company may deem appropriate, provided that the Company diligently pursues such listing, registration or qualification. The Company may require any Participant to make such representations and furnish such information as the Company may deem appropriate in connection with the issuance or delivery of Shares, in compliance with all applicable laws, rules and regulations.

                  (c) The Committee may impose such restrictions on any Shares issued in settlement of any award as it may deem advisable, including without limitation restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, under any blue-sky or state securities laws applicable to such Shares and under any applicable stockholders' or other agreement.

         9.3      TAXES AND WITHHOLDING.

                  (a) As a precondition to the delivery of any Shares or other payment in settlement of any Award, the Company shall have the right and authority to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, that are required by law or regulation to be withheld by the Company or any other member of the Participating Company Group upon delivery of Shares or other payment under any Award. The Optionee/Participant may discharge such obligation in whole or in part with respect to the minimum tax withholding liability arising upon the settlement of any Award (but no more than such minimum) (a) by transferring and delivering to the Company previously owned Shares, which shall be valued at their Fair Market Value; (b) with the prior approval of the Committee, by authorizing the Company in writing to deduct and retain Shares, valued at their Fair Market Value, as of the date of exercise, from the Shares otherwise to be issued upon settlement; or (c) with the prior approval of the Committee, by any combination of the foregoing methods of payment.

                  (b) A Participant who files an election with the Internal Revenue Service to include the Fair Market Value of any Award in gross income at such time as may be permitted under Code Section 83(b) shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes, domestic or foreign, required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

         9.4 COMPETITION. Notwithstanding anything to the contrary contained in this Plan, the Committee may provide under the terms of any Award Agreement that all rights of the Optionee/Participant in any Award, to the extent such rights have not already expired or been exercised, shall terminate and be extinguished immediately if a Optionee/Participant engages in competition (as defined in the applicable Award Agreement or Employment Agreement) with the Participating Company Group, whether during and/or after his or her employment with the Participating Company Group. In the event that an Optionee/Participant receives or exercises an Option or other Award at a time when he or she has already, without the Company's knowledge or consent, commenced engaging in competition with the Participating Company Group, the Company may, by written notice given to the Optionee/Participant, rescind and void such purported transfer, Award or exercise, and the Optionee/Participant shall return to the Company immediately upon demand (i) any and all stock certificates representing Shares issued to him or her upon the exercise at such time of such Option or Award and still owned by the Optionee/Participant, in exchange for which the Company shall return to the Optionee/Participant any consideration paid for such Shares, or (ii) any other consideration received by the Optionee/Participant under the Option or Award. The Award agreements may include such other restrictive covenants as the Committee in its discretion deems necessary or appropriate for the reasonable protection of the Participating Company Group's business interests.

         9.5 CHANGES IN CAPITAL STRUCTURE. In the event that the Company hereafter declares a dividend payable in, or subdivides or combines Shares, or engages in a recapitalization, reorganization, merger, consolidation, split-up, transfer of assets, combination or exchange of Shares, reclassification or like change in the capital structure of the Company, Change of Control or any other event affecting the Shares, the Committee shall make appropriate adjustment in the number (including without limitation the aggregate numbers specified in Sections 4.1, 5.1(e) and 7.7) and kind of Shares that are or may become subject to Awards granted or to be granted hereunder, and in the exercise price of Options or Awards granted hereunder, and shall take such other action as in its judgment shall be necessary or appropriate to equitably preserve each Optionee/Participant's rights with respect to such Options and/or Awards substantially proportionate to his or her respective rights existing prior to such event. The decision of the Committee with respect to any matter referred to in this Section
9.5 shall be conclusive and binding upon each Optionee/Participant. The Company shall give each Optionee/Participant written notice of any adjustments to an Award of the Optionee/Participant or the terms and conditions thereof made pursuant to this Section 9.5. Nothing herein is intended to preserve an Optionee/Participant's percentage equity interest in the Company against dilution resulting from the issuance of additional securities by the Company subsequent to the grant of an Award.

         9.6      OPTIONS NON-TRANSFERABLE.

                  (a) Each Award shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Participating Company Group; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

                  (b) Notwithstanding the foregoing, the Committee may in the applicable Award agreement or at any time after the date of grant in an amendment to an Award Agreement provide that Options which are not intended to qualify as Incentive Stock Options may be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

                           (i)     any person who is a "family member" of the
Participant, as such term is used in the instructions to Form S-8 (collectively, the "Immediate Family Members");

                           (ii)    a trust solely for the benefit of the
Participant and his or her Immediate Family Members;

                           (iii)   a partnership or limited liability company
whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

                           (iv)    any other transferee as may be approved
either (a) by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

         (each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the Option.

                  (c) The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an Optionee or Participant shall be deemed to refer to the Permitted Transferee, except that
(a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (d) the consequences of termination of the Participant's employment by, or services to, the Participating Company Group, under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

         9.7 STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either as of the same time as or a different time from the grant of such other Awards.

         9.8 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

         9.9 TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of ten years from the date of its grant.

         9.10 FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by a Participating Company upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (either as determined by the Committee or, if allowed by the Committee and pursuant to terms and conditions established by it, at the election of a Participant). Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares.


                                    ARTICLE 10
                             BENEFICIARY DESIGNATION
                             -----------------------

         Each Optionee/Participant may, from time to time, designate a beneficiary or beneficiaries (who may be named contingently or successively) who shall acquire the Optionee/Participant's rights under the Plan in case the Optionee/Participant dies before exercising all of such rights. An Optionee/Participant may designate such beneficiary or beneficiaries by giving the Company written notice thereof in a form prescribed by or acceptable to the Company. Each such designation shall revoke all prior designations by the Optionee/Participant, and such notice shall be effective only when given to the Company during the Optionee/Participant's lifetime. In the absence of an effective designation or if all duly designated beneficiaries predecease the Optionee/Participant, any rights remaining unexercised at the Optionee/Participant's death shall be exercised by his or her estate. In the event of a Optionee/Participant's death, all actions that he or she would otherwise be entitled to take under the Plan may be taken by his or her beneficiary or estate, as the case may be, and all references in this Plan to "Optionee" or "Participant" shall, under such circumstances, be deemed to include such beneficiary or estate.


                                   ARTICLE 11
                             RIGHTS OF PARTICIPANTS
                             ----------------------

         No Optionee or Participant shall acquire any rights as a stockholder of the Company hereunder unless and until, and except to the extent that, a stock certificate representing Shares duly purchased by or awarded to such Optionee/Participant pursuant to any Award has been issued to such Optionee/Participant. Nothing in this Plan or any Award Agreement shall confer upon any Optionee or Participant any right to continue in the employment of the Participating Company Group, or to serve as a director or consultant thereof, or interfere in any way with the right of a Participating Company to terminate his or her employment, directorship, or consulting relationship at any time. Unless specifically provided otherwise, no grant of an Award shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of a Participating Company for the benefit of its employees unless the Participating Company shall determine otherwise. No Optionee or Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

                                   ARTICLE 12
           AMENDMENT, MODIFICATION AND TERMINATION; SUBSTITUTE AWARDS
           ----------------------------------------------------------

         12.1 AMENDMENT. The Committee may at any time and from time to time amend, modify, suspend or terminate the Plan in whole or in part.

         12.2     AWARDS PREVIOUSLY GRANTED. Notwithstanding the provisions of
Section 12.1, no amendment, modification, suspension or termination of the Plan shall be effective to the extent it adversely affects in any material way any Award previously granted under the Plan, unless the Optionee or Participant holding such Award consents in writing thereto. Subject to the terms of the Plan, the Committee may modify the form, terms and conditions of any outstanding Award in such manner, not unfavorable to the Optionee/Participant, as the Committee in its discretion may determine and, with respect to any Optionee/Participant subject to foreign tax laws or regulations, the Committee may vary the form, terms and conditions of any Award as the Committee in its discretion may deem necessary or advisable to allow the Optionee/Participant to qualify for favorable tax treatment under such foreign tax laws or regulations. Notwithstanding the foregoing or any other provision of the Plan or any Award Agreement, following a Change of Control, no changes in the Plan and no adjustments, determinations or other exercises of discretion that are made, pursuant to the Plan or any Award Agreement, by the Board or the Committee shall be effective if and to the extent that they would have the effect of diminishing the rights of any Optionee under the terms of the Plan or any Award Agreement.

         12.3 SUBSTITUTE AWARDS. The Committee may, with a Participant's consent, agree to cancel any Award under the Plan and issue a new Award in substitution therefor upon such terms as the Committee may in its sole discretion determine, provided that the substituted Award satisfies all applicable Plan requirements as of the date such new Award is granted.


                                    ARTICLE 13
                                 INDEMNIFICATION
                                 ---------------

                  Any claim under the Plan shall be solely the obligation of the Company. No member of the Board or the Committee shall be personally liable by reason of any contract or other instrument executed by such member (or on behalf of such member) in his or her capacity as a member of the Board or Committee or by reason of any mistake of judgment made by him or her in good faith in such capacity. The Company shall indemnify each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated and shall hold such person harmless against any loss, liability, claim, cost or expense (including reasonable attorneys' fees and any sum paid in settlement of a claim with the approval of the Committee) incurred by or asserted against such person as a result of or arising out of any act or omission to act in connection with the Plan, unless arising out of such person's fraud or bad faith. The right of indemnification provided for in this Article 13 shall be in addition to any rights of indemnification to which such person may be entitled under the certificate of incorporation or bylaws of the Company, as a matter of law or otherwise, or any power that the Company may have to indemnify such person or hold him or her harmless.


                                   ARTICLE 14
                           DURATION OF PLAN; APPROVAL
                           --------------------------

         This Plan shall be effective on the Effective Date and shall remain in effect, subject to the right of the Committee to amend, modify, suspend or terminate the Plan pursuant to Article 12, until all Shares have been issued in accordance herewith. To the extent consistent with applicable law (including
Section 303 of the Delaware General Corporation Law) or the rules of any exchange or quotation system on which Shares are listed, the confirmation by the United States Bankruptcy Court for the Eastern District of North Carolina (Raleigh Division) of the Reorganization Plan shall be considered approval of the Plan by the stockholders of the Company.


                                   ARTICLE 15
                                   SUCCESSORS
                                   ----------

                  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company and shall survive any purchase, merger, consolidation or other disposition of all or substantially all of the business and/or assets of the Company.


                                   ARTICLE 16
                                  MISCELLANEOUS
                                  -------------

         16.1 APPLICABLE LAW. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

         16.2 SEVERABILITY. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken and the remainder of the Plan or the Award Agreement shall remain in full force and effect.

         16.3 GENDER AND NUMBER. Except when otherwise indicated by the context, references herein to one gender shall include the other gender, and references herein to the singular or plural shall include the plural or singular.

         16.4 HEADINGS. The headings of the Articles and Sections of the Plan are for convenience of reference only and shall not be considered in interpreting or construing the Plan.


                                *    *    *


 As made effective pursuant to Section 303 of the Delaware General Corporation Law on February 10, 2003, in conjunction with the confirmation by the United States Bankruptcy Court for the Eastern District of North Carolina (Raleigh Division) of the Plan of Reorganization of Spectrasite, Inc.